Exhibit 99.1

Fox Factory Holding Corp. Announces Second Quarter 2018 Financial Results

Second Quarter 2018 Sales Increased 29.8% to a Record $156.8 Million; Exceeds Company Guidance
Gross Margin Increased 110 Basis Points to 33.4%
Achieves Record Earnings per Diluted Share of $0.47 and Adjusted Earnings per Diluted Share of $0.56
Company Raises Fiscal 2018 Guidance

SCOTTS VALLEY, California - August 1, 2018 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the second quarter ended June 29, 2018.

Second Quarter Fiscal 2018 Highlights

•	Sales increased 29.8% to $156.8 million compared to $120.8 million in the same period last fiscal year

•	Gross margin increased 110 basis points to 33.4% compared to 32.3% in the same period last fiscal year

•
Net income to FOX was $18.4 million, or 11.7% of sales and $0.47 of earnings per diluted share, compared to $13.7 million, or 11.5% of sales and $0.35 of earnings per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was $21.9 million, or $0.56 of adjusted earnings per diluted share, compared to $15.0 million, or $0.39 of adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $32.4 million, or 20.7% of sales, compared to $24.0 million, or 19.9% of sales in the same period last fiscal year

“Our differentiated bike and powered vehicle market positions fueled broad-based strength across our product portfolio, resulting in record second quarter sales and profitability, both of which exceeded our expectations,” commented Larry L. Enterline, FOX's Chief Executive Officer. “We are pleased with our team’s continued execution as we further expand into new and existing end markets building upon our core bike and powered vehicle category capabilities with compelling product innovation. We believe we remain well positioned for future growth and based on these strong operational and financial results as well as our outlook for the remainder of the year, we are raising our annual guidance.”
Sales for the second quarter of fiscal 2018 were $156.8 million, an increase of 29.8% as compared to sales of $120.8 million in the second quarter of fiscal 2017. This increase reflects a 46.8% increase in sales of powered vehicle products and a 15.1% increase in sales of bike products. The increase in sales across our markets was primarily due to the continued success of the Company’s product line up, particularly in the OEM channel. Additionally, sales of powered vehicle products includes the Company’s recent acquisition of Tuscany.
Gross margin was 33.4% for the second quarter of fiscal 2018, a 110 basis point increase from gross margin of 32.3% in the second quarter of fiscal 2017. The improvement in gross margin was primarily due to increased operating leverage on higher volume and improved manufacturing efficiencies.
Total operating expenses were $28.1 million for the second quarter of fiscal 2018 compared to $20.9 million in the second quarter of fiscal 2017. The increase in operating expenses is primarily a result of inclusion of the Company’s Tuscany subsidiary, higher patent litigation-related expenses, investments in research and development to support future growth, and higher amortization expense on acquired intangible assets.

As a percentage of sales, operating expenses were 18.1% for the second quarter of fiscal 2018 compared to 17.2% in the second quarter of fiscal 2017. Non-GAAP operating expenses were $23.7 million, or 15.1% of sales in the second quarter of fiscal 2018 compared to $19.0 million, or 15.7% of sales, in the second quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 20.0% in the second quarter of fiscal 2018, compared to 22.7% in the second quarter of fiscal 2017, resulting in $4.7 million and $4.0 million of tax expense in the respective quarters. The decrease in the effective tax rate was primarily due to the reduction in the US tax rate.
Net income to FOX in the second quarter of fiscal 2018 was $18.4 million, compared to $13.7 million in the second quarter of the prior fiscal year. Earnings per diluted share for the second quarter of fiscal 2018 was $0.47, compared to earnings per diluted share of $0.35 for the second quarter of fiscal 2017.
    Adjusted EBITDA in the second quarter of fiscal 2018 was $32.4 million, compared to $24.0 million in the second quarter of fiscal 2017. Adjusted EBITDA margin in the second quarter of fiscal 2018 was 20.7%, compared to 19.9% in the second quarter of fiscal 2017. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Non-GAAP adjusted net income was $21.9 million, or $0.56 of adjusted earnings per diluted share, compared to adjusted net income of $15.0 million, or $0.39 of adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income attributable to FOX stockholders to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.

First Six Months Fiscal Year 2018 Results
Sales for the six months ended June 29, 2018, were $286.6 million, an increase of 26.2% compared to the same period in 2017. Sales of powered vehicle and bike products increased 40.2% and 13.0%, respectively, for the first six months of 2018 compared to the prior year period.
Gross margin was 32.8% in the first six months of fiscal 2018, an 80 basis point increase, compared to gross margin of 32.0% in the first six months of fiscal 2017. The year-to-date gross margin improved primarily due to increased operating leverage on higher volume and improved manufacturing efficiencies.
Pre-tax income in the first six months of fiscal 2018 was $38.4 million, compared to $29.0 million in the first six months of fiscal 2017. Adjusted EBITDA increased to $55.5 million in the first six months of fiscal 2018, compared to $43.3 million in the first six months of fiscal 2017. Adjusted EBITDA margin in the first six months of fiscal 2018 was 19.3%, compared to 19.0% in the first six months of fiscal 2017. Reconciliations of pre-tax income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.
Net income to FOX in the first six months of fiscal 2018 was $39.6 million, compared to $24.3 million in the first six months of the prior year. Earnings per diluted share for the first six months of fiscal 2018 was $1.02, compared to $0.63 in the same period of fiscal 2017. Non-GAAP adjusted net income was $36.0 million, or $0.93 of adjusted earnings per diluted share, compared to $28.6 million, or $0.74 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.

Balance Sheet Highlights
As of June 29, 2018, the Company had cash and cash equivalents of $22.7 million compared to $35.9 million as of December 29, 2017. Total debt was $65.9 million, compared to $98.6 million as of December 29, 2017, reflecting pay down of debt incurred in connection with the Company’s 2017 acquisition of Tuscany. Inventory was $95.4 million as of June 29, 2018, compared to $84.8 million as of December 29, 2017. As of June 29, 2018, accounts receivable and accounts payable were $77.9 million and $58.3 million, respectively, compared to December 29, 2017 balances of $61.1 million and $40.8 million, respectively. The changes in inventory, accounts receivable, and accounts payable are primarily attributable to business growth and the Company’s normal seasonality.

Fiscal 2018 Guidance
For the third quarter of fiscal 2018, the Company expects sales in the range of $166 million to $176 million and non-GAAP adjusted earnings per diluted share in the range of $0.59 to $0.67.
For the fiscal year 2018, the Company expects sales in the range of $596 million to $614 million and non-GAAP adjusted earnings per diluted share in the range of $1.96 to $2.12 The Company’s full year 2018 guidance assumes a non-GAAP tax rate of 19% to 21%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition-related compensation expense, certain acquisition-related adjustments and expenses, litigation-related expenses, offering expenses, and costs related to tax restructuring initiatives. Additionally, non-GAAP adjusted earnings per diluted share excludes the 2018 tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the second quarter and full fiscal year 2018 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.

Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13681622. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense, costs of its secondary and shelf offerings, acquisition-related operating expenses, litigation-related costs, and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense, costs of its secondary and shelf offerings, acquisition-related expenses, litigation-related costs, and costs related to tax restructuring initiatives, all net of applicable tax, as well as tax impacts arising from the settlement of audit and the recognition of related tax positions and tax reform legislation impacts. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition-related compensation expense, litigation-related costs, and certain other acquisition-related costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	June 29,	December 29,
	2018	2017

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,686	$35,947
Accounts receivable (net of allowances of $542 and $676 at June 29, 2018 and December 29, 2017, respectively)	77,878	61,060
Inventory	95,374	84,841
Prepaids and other current assets	16,530	21,100
Total current assets	212,468	202,948
Property, plant and equipment, net	48,393	43,636
Deferred tax assets	8,638	2,669
Goodwill	88,406	88,438
Intangibles, net	86,974	90,044
Other assets	445	551
Total assets	$445,324	$428,286
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$58,315	$40,813
Accrued expenses	32,363	32,608
Reserve for uncertain tax positions	1,491	7,787
Current portion of long-term debt	5,512	5,038
Total current liabilities	97,681	86,246
Line of credit	5,110	35,585
Long-term debt, less current portion	55,263	58,020
Deferred rent	552	645
Total liabilities	158,606	180,496
Redeemable non-controlling interest	14,188	12,955
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of June 29, 2018 and December 29, 2017	—	—
Common stock, $0.001 par value — 90,000 authorized; 38,649 shares issued and 37,759 outstanding as of June 29, 2018; 38,497 shares issued and 37,607 outstanding as of December 29, 2017	38	38
Additional paid-in capital	112,028	112,793
Treasury stock, at cost; 890 common shares as of June 29, 2018 and December 29, 2017	(13,754)	(13,754)
Accumulated other comprehensive loss	(1,021)	(168)
Retained earnings	175,239	135,926
Total stockholders’ equity	272,530	234,835
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$445,324	$428,286

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the six months ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Sales	$156,825	$120,811	$286,617	$227,141
Cost of sales	104,412	81,755	192,561	154,370
Gross profit	52,413	39,056	94,056	72,771
Operating expenses:
Sales and marketing	9,802	7,067	18,535	13,660
Research and development	6,058	4,982	12,254	9,464
General and administrative	10,779	8,122	19,973	16,202
Amortization of purchased intangibles	1,499	696	3,068	1,391
Fair value adjustment of contingent consideration and acquisition-related compensation	—	—	—	1,447
Total operating expenses	28,138	20,867	53,830	42,164
Income from operations	24,275	18,189	40,226	30,607
Other expense, net:
Interest expense	832	505	1,631	1,094
Other (income) expense	(81)	(78)	200	467
Other expense, net	751	427	1,831	1,561
Income before income taxes	23,524	17,762	38,395	29,046
Provision for (benefit of) income taxes	4,711	4,036	(1,868)	4,792
Net income	18,813	13,726	40,263	24,254
Less: net income attributable to non-controlling interest	(444)	—	(670)	—
Net income attributable to FOX stockholders	$18,369	$13,726	$39,593	$24,254
Earnings per share:
Basic	$0.49	$0.37	$1.05	$0.65
Diluted	$0.47	$0.35	$1.02	$0.63
Weighted average shares used to compute earnings per share:
Basic	37,722	37,330	37,674	37,232
Diluted	38,856	38,725	38,846	38,643

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and six months ended June 29, 2018 and June 30, 2017. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net income attributable to FOX stockholders	$18,369	$13,726	$39,593	$24,254
Amortization of purchased intangibles	1,499	696	3,068	1,391
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	1,447
Patent litigation-related expenses	2,600	919	3,944	1,837
Other acquisition and integration-related expenses (2)	215	294	463	417
Offering expense (3)	—	—	—	113
Tax reform implementation costs (4)	90	—	215	—
Settlement of audit and recognition of tax position (5)	—	—	(9,838)	—
Tax reform legislation impacts (6)	—	—	156	—
Tax impacts of reconciling items above (7)	(885)	(593)	(1,565)	(811)
Non-GAAP adjusted net income	$21,888	$15,042	$36,036	$28,648

Non-GAAP adjusted EPS
Basic	$0.58	$0.40	$0.96	$0.77
Diluted	$0.56	$0.39	$0.93	$0.74

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,722	37,330	37,674	37,232
Diluted	38,856	38,725	38,846	38,643
(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended		For the six months ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Amortization or accrual of purchase price classified as compensation expense	$—	$—	$—	$1,597
Periodic revaluation of Sport Truck contingent consideration	—	—	—	(150)
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$1,447

(2) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations of $215 and $463, and $294 and $417, for the three and six months ended June 29, 2018 and June 30, 2017, respectively.
(3) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.

(4) Represents costs and expenses of $90 and $215 incurred during the three and six month period ended June 29, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(5) Recognition of tax positions related to the deductibility of depreciation and amortization as a result of favorable closure of the 2015 IRS audit. Depreciation and amortization arose from Compass’ 2008 acquisition of the Company.
(6) Reflects adjustments related to refinement of calculations related to implementation of tax reform legislation.
(7) Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and tax reform legislation.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and six months ended June 29, 2018 and June 30, 2017. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net income	$18,813	$13,726	$40,263	$24,254
Provision for (benefit of) income taxes	4,711	4,036	(1,868)	4,792
Depreciation and amortization	3,473	2,228	6,779	4,553
Non-cash stock based compensation	1,785	2,380	3,831	4,289
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	1,447
Patent litigation-related expenses	2,600	919	3,944	1,836
Other acquisition and integration-related expenses (2)	215	294	463	417
Offering expense (3)	—	—	—	113
Tax reform implementation costs (4)	90	—	215	—
Other expense, net	751	427	1,831	1,561
Adjusted EBITDA	$32,438	$24,010	$55,458	$43,262

Net Income Margin	12.0%	11.4%	14.0%	10.7%

Adjusted EBITDA Margin	20.7%	19.9%	19.3%	19.0%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the six months ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Purchase price classified as compensation expense	$—	$—	$—	$1,597
Revaluation of Sport Truck contingent consideration	—	—		(150)
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$1,447

(2) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations of $215 and $463, and $294 and $417, for the three and six months ended June 29, 2018 and June 30, 2017, respectively.
(3) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.
(4) Represents costs and expenses of $90 and $215 incurred during the three and six month period ended June 29, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and six months ended June 29, 2018 and June 30, 2017. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Sales	$156,825	$120,811	$286,617	$227,141

Operating Expense	$28,138	$20,867	$53,830	$42,164
Amortization of purchased intangibles	(1,499)	(696)	(3,068)	(1,391)
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	(1,447)
Patent litigation-related expenses	(2,600)	(919)	(3,944)	(1,837)
Tax reform implementation costs (2)	(90)	—	(215)	—
Other acquisition and integration-related expenses (3)	(215)	(294)	(463)	(417)
Offering expense (4)	—	—	—	(113)
Non-GAAP operating expense	$23,734	$18,958	$46,140	$36,959

Operating expense as a percentage of sales	17.9%	17.3%	18.8%	18.6%

Non-GAAP operating expense as a percentage of sales	15.1%	15.7%	16.1%	16.3%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the six months ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Purchase price classified as compensation expense	$—	$—	$—	$(1,597)
Revaluation of Sport Truck contingent consideration	—	—	—	150
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$(1,447)

(2) Represents costs and expenses of $90 and $215 incurred during the three and six month period ended June 29, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(3) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations of $215 and $463, and $294 and $417, for the three and six months ended June 29, 2018 and June 30, 2017, respectively.
(4) Represents costs and expenses of $113 incurred related to the secondary offerings of common stock completed in March 2017.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in tariffs, quotas, trade barriers and other similar restrictions on sales; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; the outcome of pending litigation; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com